EXHIBIT 99.2

[LETTERHEAD OF GOLDMAN, SACHS & CO.]

December 19, 2014

Board of Directors

Platinum Underwriters Holdings, Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08

Bermuda

Ladies and Gentlemen:

Re:	Registration Statement on Form S-4 of
RenaissanceRe Holdings Ltd., filed December 19, 2014 (the “Registration Statement”)

Ladies and Gentlemen

Reference is made to our opinion letter, dated November 23, 2014 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders (other than RenaissanceRe Holdings Ltd. (“RenRe”) and its affiliates) of the outstanding common shares, par value $0.01 per share, of Platinum Underwriters Holdings, Ltd. (the “Company”) of the Aggregate Consideration (as defined therein) to be paid pursuant to the Agreement and Plan of Merger, dated as of November 23, 2014, by and among RenRe, Port Holdings Ltd., a wholly owned subsidiary of RenRe, and the Company.

The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinion of Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—Reasons for the Merger and Recommendation of Platinum’s Board of Directors” and “The Merger—Opinion of Financial Advisor” and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)